UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 1, 2004

(Date of earliest event reported)

TOMMY HILFIGER CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	1-11226	98-0372112
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan,

Kowloon, Hong Kong

(Address of principal executive offices)

852-2216-0668

(Registrant’s telephone number, including area code)

Item 5.	Other Events

On April 5, 2004, Tommy Hilfiger Corporation (the “Company”) issued a press release announcing that Joel J. Horowitz will continue to serve as Executive Chairman of Company pursuant to a new employment agreement. A copy of the employment agreement is attached as Exhibit 10.1 to this report. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 7.	Exhibits

10.1	Employment Agreement between Tommy Hilfiger Corporation, Tommy Hilfiger U.S.A., Inc. and Joel J. Horowitz, dated April 1, 2004.

99.1	Press Release of the Registrant, dated April 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMMY HILFIGER CORPORATION (Registrant)

Date: April 5, 2004	By:	/S/ JOSEPH SCIROCCO

Joseph Scirocco
Chief Financial Officer, Senior Vice President and Treasurer

Exhibit List

Exhibit No.	Description of Document

10.1	Employment Agreement between Tommy Hilfiger Corporation, Tommy Hilfiger U.S.A., Inc. and Joel J. Horowitz, dated April 1, 2004.

99.1	Press Release of the Registrant, dated April 5, 2004.